                                                                    EXHIBIT 3.27

                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                       VIRGINIA GOLF COUNTRY CLUB, INC.
                       --------------------------------


     The undersigned, person, pursuant to Chapter 9 of Title 13.1 of the Code of Virginia, hereby executes the following articles of incorporation and sets forth:

     1.  The name of the corporation is: "VIRGINIA GOLF COUNTRY CLUB, INC."

     2. The number and class of shares the corporation is authorized to issue is:

           Class                          No. of Shares Authorized
           -----                          ------------------------
           Common                               1,000 Shares

     3. The post office address, including street and number of the initial registered office is: 5511 Staples Mill Road, Richmond, Virginia, 23228.

     4. The name of the initial registered agent is Edward R. Parker, who is a resident of Virginia and is a member of the Virginia State Bar, and whose business office is identical with the registered office.

DATED: September 14, 1994.

                                         /s/ Linda Blanton-Myers
                                         --------------------------------------
                                         Linda Blanton-Myers, Incorporator

                                         /s/ Douglas C. Peter
                                         --------------------------------------
                                         Douglas C. Peter, Incorporator


Articles of Incorporation - Virginia
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